Exhibit 10.10

DEED OF WAIVER TO FORWARD PURCHASE AGREEMENT

Effective as of June 22, 2018

Reference is hereby made to those certain Forward Purchase Agreements (the “Agreements”), effective as of June 4, 2018, by and among New Frontier Corporation, a Cayman Islands exempted company (the “Company”), New Frontier Public Holding Ltd., a Cayman Islands exempted company (the “Sponsor”), and the purchasers identified therein (the “Purchasers”). Capitalized terms used but not otherwise defined in this waiver shall have the meanings ascribed to such terms in the Agreements.

WHEREAS, pursuant to Section 6(g) of the Agreements, each Purchaser agreed that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Purchaser shall vote any Class B Shares and Class A Shares owned by it in favor of any proposed Business Combination;

WHEREAS, pursuant to Section 6(g) of the Agreements, each Purchaser agreed that if the Purchaser fails to vote any Class B Shares or Class A Shares it is required to vote under the Agreements in favor of a Proposed Business Combination, the Purchaser granted to the Company and any representative designated by the Company without further action by the Purchaser a limited irrevocable power of attorney to effect such vote on behalf of the Purchaser, which power of attorney shall be deemed to be coupled with an interest; and

WHEREAS, the Company desires to irrevocably waive the application of Section 6(g) of the Agreements solely with respect to any Class A Shares owned by the Purchasers.

Accordingly, the Company hereby irrevocably waives, solely with respect to any Class A Shares owned by the Purchasers, the application of Section 6(g) of the Agreements, and the Purchasers shall not be obligated to vote any Class A Shares owned by them in favor of any proposed Business Combination. As a result of such waiver, the Company hereby acknowledges and agrees that it shall not, nor shall any representative of the Company, have any power of attorney to effect any such vote solely with respect to any Class A Shares owned by the Purchasers, and hereby revokes any such power of attorney solely with respect to any Class A Shares owned by the Purchasers.

This deed, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of Hong Kong.

Except as expressly provided herein, the Agreements shall remain in full force and effect in accordance with their terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this waiver as deed, effective as of the date first above written.

NEW FRONTIER CORPORATION

By:	/s/ Carl Wu
Name: Carl Wu
Title: Director

NEW FRONTIER PUBLIC HOLDING LTD.

By:	/s/ Carl Wu
Name: Carl Wu
Title: Director

[Signature Page to Waiver to Forward Purchase Agreements]